EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-54164) of Vascular Solutions, Inc. of our reports dated January 21, 2005 relating to the consolidated financial statements, the financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this annual report on Form 10-K for the year ended December 31, 2004.


                                 /s/ VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota
February 10, 2005